Exhibit 99.1

FOR IMMEDIATE RELEASE

Pure Acquisition Corp. Names Michael L. Hollis as President

FORT WORTH, TX, December 9, 2019 — Pure Acquisition Corp. (“Pure”) (NASDAQ: PACQ, PACQU, PACQW), a special purpose acquisition company focused on oil and gas exploration and production, today announced that it has named Michael L. Hollis as President. Mr. Hollis is also expected to be named President of HighPeak Energy, Inc. (“HighPeak”) upon the consummation of Pure’s business combination, which is expected to close in the first quarter of 2020. On November 27, 2019, Pure announced that it had entered into a business combination agreement with HighPeak and certain affiliates of HighPeak Energy Partners, LP and a contribution agreement with Grenadier Energy Partners II, LLC. HighPeak filed a Form S-4 Registration Statement with the Securities and Exchange Commission on December 2, 2019.

Mr. Hollis joins Pure most recently from Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, where he served as President and Chief Operating Officer (“COO”) since 2017, COO since 2015 and Vice President of Drilling since 2011. Mr. Hollis also served on the Board of Directors for Diamondback Energy, Inc. as well as on the Board of Directors for Viper Energy Partners LP. Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation and also held roles of increasing responsibility in production, completions, and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 20 years of oil and gas experience and holds a Bachelor of Science in Chemical Engineering from Louisiana State University.

“Mike’s proven track record of building and facilitating an organization that is focused on best-in-class execution and low-cost operations fits perfectly with HighPeak’s culture and goal of returning industry-leading margins and stakeholder value,” commented Jack Hightower, HighPeak’s Chairman and Chief Executive Officer.

“Mr. Hightower has assembled an envious 73,000-acre position in the highly coveted, oil-rich Howard County area of the Midland Basin, and I am extremely honored to be given the opportunity to work alongside the already talented team at HighPeak,” commented Mr. Hollis. “I could not be more excited at the prospect of participating in building and maturing another premier company in the very competitive Permian landscape. Under the impressive direction of Mr. Hightower, the contiguous oil-rich position that HighPeak has assembled is ideally set-up for low-cost, efficient operations. I look forward to further building upon what this remarkable team has done to date and continuing to help drive value creation.”

About Pure Acquisition Corp.

Pure is a blank check company formed in Delaware on November 13, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Pure’s units were listed for trading on the Nasdaq under the symbol “PACQU” on April 13, 2018. On May 29, 2018, Pure’s Class A common stock and warrants began trading on the Nasdaq under the symbols “PACQ” and “PACQW,” respectively.

About HighPeak Energy, Inc.

HighPeak is an independent oil and natural gas company engaged in the acquisition, development and production of oil, natural gas and NGL reserves. HighPeak’s assets, after giving effect to the potential business combination, will be primarily located in Howard County, Texas, which lies within the northeastern part of the oil-rich Midland Basin. HighPeak is led by its Chairman, CEO and President, Jack Hightower, an industry veteran with over 48 years of experience in the oil and natural gas industry, primarily in the Permian Basin managing multiple E&P platforms and generating strong returns despite industry cycles by consistently applying a disciplined, risk-adjusted approach designed to balance capital preservation with value creation. HighPeak’s objective is to maximize returns by generating rapid production growth initially followed by steady production growth with strong margins and cash flow. HighPeak also intends to generate attractive full cycle returns on capital employed.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the benefits of the business combination transaction and HighPeak’s future financial performance following the business combination transaction, as well as HighPeak’s and Pure’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, HighPeak and Pure disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. HighPeak and Pure caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of HighPeak and Pure, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, certificates related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, HighPeak’s ability to satisfy future cash obligations, restrictions in existing or future debt agreements, the timing of development expenditures, managing growth and integration of acquisitions, failure to realize expected value creation from property acquisitions, title defects and limited control over non-operated properties. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact HighPeak’s and Pure’s expectations and projections can be found in Pure’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), including HighPeak’s Form S-4 Registration Statement and Pure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. HighPeak’s and Pure’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contact:

info@highpeakenergy.com

(817) 850-9200

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